SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2016

Perfumania Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2 Bellport, NY 11713
(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100
(Registrant's telephone number, including area code)

_________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2016, Perfumania Holdings, Inc. (the "Company") announced that Neal Montany has been appointed as the Company's Chief Operating Officer, effective August 29, 2016. Prior to joining the Company, Mr. Montany, age 56, was Vice President and General Manager of GKN Aerospace from September 2012 through August 2016 and director of United Technologies Corporations' Stationary Fuel Cell Business from June 2007 to July 2012.

 In connection with his appointment, Mr. Montany will receive an annual base salary of $340,000, will be eligible for an annual cash incentive of up to $125,000, of which 50% will be at the discretion of the Company's Board of Directors and 50% will be based on meeting specified target accomplishments, and will be granted 150,000 non-qualified employee stock options which will vest over five years. Mr. Montany will be an "at-will" employee of the Company and will have no specified term as Chief Operating Officer, however he will receive a severance of six months of salary if his employment is terminated without cause. He will also receive other benefits available to the Company's other executive officers.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release issued by the Company on August 24, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.

Date: August 30, 2016	By: /s/ Donna L. Dellomo
Donna L. Dellomo
Vice President and Chief Financial Officer